UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(Address of Principal Executive Offices)
(Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective November 1, 2013, International Game Technology (the “Company”) determined that, due to a change in responsibilities, (i) Robert C. Melendres is now reporting to John Vandemore, Executive Vice President Emerging Businesses, Chief Financial Officer and Treasurer and (ii) Mr. Melendres is no longer a named executive officer of the Company.  Mr. Melendres also notified the Company of his intention to resign from his position as Executive Vice President Interactive Group, effective January 1, 2014.

Item 7.01     Regulation FD Disclosure.

Effective November 1, 2013, John Vandemore was appointed Executive Vice President Emerging Businesses.  In this role, Mr. Vandemore assumes responsibility for the Company’s emerging businesses, including the Company’s DoubleDown social gaming businesses.  Mr. Vandemore will also continue in his current role as Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: November 5, 2013	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary